Exhibit 28(p)(ix)
Compak Asset Management
INVESTMENT ADVISOR COMPLIANCE
AND
SUPERVISORY PROCEDURES MANUAL
Adopted January 24 2009

Table of Contents

Introduction	Section I

Registration and Licensing	Section II
Definition of Investment Adviser
Registration
Form ADV
Regulatory Reporting
State Licensing and Registration

Compliance Review	Section III
Designation of Responsibilities
Duties

Books and Records	Section IV
Responsibility
Five-Year Requirements
Corporate Records
Storage of Books and Records Using Electronic Media

Fiduciary Capacity	Section V
Fiduciary Duty
Fiduciary Principles
Fiduciary Obligations
Fiduciary Obligations under ERISA

Client Accounts and Documents	Sections VI
Purpose
Client Contracts
Disclosure Documents
Custody of Client Assets
Performance Fees

Advertising	Section VII
Regulation
Prohibited References
Definition of Advertising
Review and Approval
Testimonials
Past Recommendations
Use of Graphs, Charts and Formulas
Performance Advertising
Use of Hedge Clauses
Financial Planning Referral Programs

Table of Contents (Continued)

Disclosure Requirements	Section VIII
Responsibility
Brochure Rule
Disciplinary Disclosure
Financial Disclosure
Wrap Fee Program Disclosures
Compensation

Correspondence	Section IX
Responsibility
Location Through Which Correspondence May be Sent or Received
Approval
Records

Electronic Communications	Section X
Supervisory Responsibility
Review
Advertising and Sales Literature
Disclosure Information
Internet Communications

Complaints	Section XI
Supervisory Responsibility
Definition
Handling of Customer Complaints

Principal and Agency Cross Transactions	Section XII
Review
Principal Transactions
Agency Cross Transactions

Code of Ethics	Section XIII
Responsibility
Duty to Client
Prohibited Acts
Conflicts of Interest
Use of Disclaimers
Suitability
Duty to Supervise
Personal Securities Transactions

Personal Securities Transactions	Section XIV
Purpose
Responsibility
Record-Keeping Requirements
Other Considerations

Table of Contents (Continued)

Trading/Prohibited Transactions	Section XV
Prohibitions
Trade Allocation
Exclusion of the Company from the Definition of Investment Company
Block Trading
NASD Hot Issue Restrictions
Agency Cross Transactions
Principal Transactions
Soft Dollar Practices
Error Corrections
Best Execution

Insider Trading	Section XVI
Supervisory Responsibility
Section 204A of the Adviser Act
Definitions
The Company’s Policy on Insider Trading
Inter-Departmental Communications
Prevention of Insider Trading
Detection of Insider Trading
Reports to Management

ERISA Considerations	Section XVII
Responsibility
Definition of ERISA Plan
Fiduciary Obligations under ERISA
Prudent Man Standard
Appropriate Consideration
Investment Policy Statement
Directed Brokerage (Soft Dollars)
Use of Affiliated Brokers
Use of an Affiliated Mutual Fund
Performance Fees
Proxy Voting
Responding to Tender Offers
ERISA Bonding Requirements
Dual Fees
Self-Dealing
Prohibited Transactions

SAFE GUARDS	Section XVIII
Disaster Recovery and Contingency Plan

PORTFOLIO MANAGEMENT	Section XIX

Appendix	Section XX

A. Form ADV Part I
B. Form ADV Part II
C. Schedule F to Form ADV
D. Personal Securities Transaction Memo
E. Annual Employee Compliance Questionnaire / Letter
F. Initial Client Application Forms
G. Compak Asset Management — Telephone Tree
H. FIDELITY INVESTMENTS — CONTACT INFORMATION
I.	Introduction

A.	Purpose. This manual contains the written supervisory procedures of Compak Asset Management (“the Company”) and shall be followed by all supervisory personnel in the carrying out of their responsibilities with the Company. Its purpose is to help ensure that the Company conducts its business in compliance with all applicable federal and state laws, rules and regulations and in keeping with the highest level of professional and ethical standards.

B.	Guidelines Only. The information and procedures provided within this manual represent guidelines to be followed by the Company’s supervisory personnel and are not inclusive of all laws, rules and regulations that govern the activities of the Company.

C.	Amendments. The Company will amend this manual as appropriate within a reasonable time after changes occur in federal and state securities laws, rules and regulations, and as changes occur in the Company’s supervisory system.

D.	Questions. Any questions concerning the policies and procedures contained within this manual or regarding any regulations should be directed to the appropriate supervisor or to the Chief Compliance Officer.

E.	Use of Manual. All supervisory personnel are required to read this manual and to sign an acknowledgment of receipt and acceptance of responsibilities assigned to them. Copies of this manual shall be maintained, either in written or electronic format, in the Main Office and at all other locations where supervisory activities are conducted.

F.	Limitations on Use. The Company is the sole proprietor of all rights in this manual and it must be returned to the Company immediately upon termination of employment. The information contained herein is confidential and proprietary and may not be disclosed to any third-party or otherwise shared or disseminated in any way without the prior written approval of the Company.

G.	Abbreviations. For purposes of this manual, the following abbreviations have been used:
•	Compak Asset Management	Company

•	Chief Compliance Officer or “CCO”	Dana Eynon

•	Employee Retirement Income Security Act	ERISA

•	Investment Advisers Act of 1940	Advisers Act

•	Investment Adviser Representative	IAR

•	National Securities Market Improvement Act, 1996	NSMIA

•	Investment Advisers Supervision Coordination Act	The Coordination Act

•	National Association of Securities Dealers	NASD

•	U.S. Securities and Exchange Commission	SEC

II.	Registration and Licensing
A.	Definition of “Investment Adviser Representative.” SEC Rule 203A-3(a) IARs include individuals meeting one of the two following criteria:
1.	Any partner, officer, director or other individual employed by or associated with the Company (except for clerical or ministerial personnel) who:
a)	Makes recommendations regarding securities;

b)	Manages accounts or portfolios of clients;

c)	Determines what advice should be given;

d)	Solicits the sale of or sells investment advisory services (unless incidental to his or her profession); or,

e)	Supervises employees who perform any of the foregoing; or,
2.	A supervised person, more than 10 percent of whose clients are natural persons. Supervised persons who do not regularly meet with advisory clients or who provide only impersonal investment advice are excluded from the definition.
B.	Registration. Prior to October 1996, all investment adviser firms were required to register with the SEC. However, under the Coordination Act of NSMIA, which went into effect in July 1997, those firms managing under $25 million in client assets are required to register with the applicable state securities commissions, while those managing in excess of $25 million retain SEC registration requirements. Therefore, pursuant to the Investment Advisers Act of 1940 and the Coordination Act, the Company is required to apply for registration as an investment adviser with the California Department of Corporations. The Company may also be required to register in other states in which it: has a place of business; holds itself out as an investment adviser; has more than five (5) clients; has IAR’s with a place of business. The Designated Supervisor shall ensure that the Company and its IARs are at all times properly registered and licensed as required by applicable federal and state rules and regulations.

C.	Form ADV. This Form is the most basic part of an application to become an investment adviser firm. There are two parts to this form.
1.	Part I of Form ADV. Part I of Form ADV is designed to provide basic information regarding the Company, associated persons of the Company, and the business and disciplinary history of the Company and its principals.

2.	Part II of Form ADV. Part II of Form ADV discloses, among other information, the Company’s services and fee structure, background information on the individuals providing advisory services and potential conflicts of interests. Part II of Form ADV is normally used by the Company as the disclosure brochure to be distributed to customers either prior to or at the time of entering into an advisory agreement.
E.	Review and Updating of Form. It is the responsibility of the CCO or their designee to review the Form ADV on an ongoing basis to ensure that all information is current and accurate. Material changes to the Form ADV must be filed with all appropriate state agencies in a timely manner (usually defined as within 30 days).

F.	Regulatory Reporting

Advisers Act Rules 279-1, 279.3 and 275.204-1
1.	Annual Renewal. The Company must file Form ADV Part 1A — within ninety (90) days after its fiscal year-end. The Form ADV Part 1A should include any amendment information not previously filed with the SEC.

2.	Material Changes. If any information contained in Items 1, 3,9, or 11.of Part 1A of Form ADV becomes materially inaccurate, an amendment must be promptly filed reflecting the corrected information.

3.	Balance Sheet. If the Company has custody of client funds or securities, then an audited balance sheet must be filed with 90 days of fiscal year-end.

4.	Other Federal Filings. If the Company has significant assets under management it may be subject to the reporting requirements under certain provisions of the Securities Exchange Act of 1934. Important sections of the 1934 Act, include:
a)	Section 13(d) — Five percent beneficial ownership;

b)	Section 13(g) — Passive institutional investors;

c)	Section 13(f) — Institutional investment managers; and,

d)	Section 16 — Directors, officers, and greater than 10% owners of publicly held companies.

G.	State Licensing and Registration
1.	State Requirements. As noted, the Company must maintain its home state registration. In addition, the Company may have to register as an Investment Adviser in some or all of the states in which it conducts business or maintains an office. In addition, IARs for the Company may have to be registered, licensed or otherwise qualified in those states where they have offices or clients.

2.	Supervisory Responsibility. It is the responsibility of the CCO or their designee to be aware of the particular requirements of the states where the Company operates and to ensure that the Company and its IARs are properly registered, licensed and qualified to conduct business pursuant to all applicable laws of those states.

3.	Restrictions. Unless otherwise permitted by regulation, or is exempt or excluded from registration, the Company may not solicit or render investment advice for any client domiciled in a state where the Company is not properly registered.
Policy:
It is the Company’s policy to remain registered as an investment advisor as long as required by law.
Procedure:
The Company’s Chief Compliance Officer shall review and update Form ADV annually and schedules thereto to remain registered with all regulatory agencies required and in compliance with their specific requirements as outlined in Part F 1 — 4 of this chapter.
CCO will review the clients of the Company; their state of domicile and review client registration requirements of states to determine if Company or IAR registration is required and take required action. The CCO or their designee will make this determination on no less than a quarterly basis and make a written record of their determination.

III.	Compliance Review
A.	Designation of Responsibility. The Company has designated the CCO to oversee the preparation and updating of written policies and procedures and to conduct periodic audits and assessments of the business being conducted by the Company and the conduct of its IARs and supervisory personnel. If possible, but not required, this individual should be independent of the Company’s trading and portfolio management operations.

B.	Duties. Specific duties of the individual designated to oversee the compliance functions described above shall include, but are not limited to:
1.	Preparing and updating written policies and procedures on behalf of the Company;

2.	Conducting compliance training for new and existing employees;

3.	Drafting procedures to document the monitoring and testing of compliance through internal audits; and,

4.	Implementing of any policies needed to ensure that training and internal assessment procedures are updated to reflect changes in applicable laws, regulations and administrative positions.
Policy:
It is the policy of the Company to establish and maintain a system to oversee and review the activities of its personnel in an attempt to assure that securities laws are complied with.
Procedure:
The Company’s Chief Compliance Officer shall, on a periodic basis no less than annually, personally review the activities of IARs and supervisory personnel. A written record will evidence this review will demonstrate the IARs knowledge of and attest to their adherence to this document.
To document the review, IARs will complete no less than annually the Annual Compliance Checklist form and return it to the CCO. The CCO shall review each form, memorialize their review with their signature or other endorsement and maintain the record as a required record of the Company.
Company has designated a CCO with the appropriate authority and responsibility.

IV.	Books and Records

Advisers Act Section 204, Advisers Act Rules Section 275.204-2
A.	Responsibility. The Designated Supervisor is responsible for ensuring that books and records are promptly and accurately prepared and maintained in accordance with Section 204 of the Advisers Act.

B.	Five Year Requirements. The following records shall be maintained for a period of not less than five (5) years:
1.	Journals (cash receipts, cash disbursements, etc.);

2.	General ledgers (asset, liability, capital, income/expense accounts, etc.);

3.	Order tickets;

4.	Check books, bank statements, canceled checks, balance sheets, cash reconciliations;

5.	Bills (paid and unpaid);

6.	Trial balances and financial statements;

7.	Written communications received from clients (originals);

8.	Written communications sent to clients (copies);

9.	A list of advisory clients and accounts over which the Company has discretion;

10.	Discretionary power authorization forms (executed);

11.	Advertisements;

12.	A record of every transaction in a security in which the Company holds a direct or indirect ownership interest (holdings/posting page);

13.	Disclosure Document (Form ADV Part II or substitute and every amendment);

14.	Solicitors’ Disclosure Document (if solicitors refer business to the Company);

15.	Copy of Annual Offer of Disclosure Document (also include a list of clients who were sent the Document, and a list of those who requested copies of it);

16.	Written agreements entered into by the Company (maintained for a period of not less than five (5) years after termination of relationship);
C.	Corporate Records. Articles of Incorporation, Minute Books, Stock Certificate Books and other corporate records shall be maintained at all times and for a period of not less than three (3) years after termination of the Company’s existence. Such records shall be maintained at a location with reasonable access, and which shall be communicated to the SEC upon the required filing of Form ADV-W. Any change in the location of such records will be communicated to the SEC promptly.

D.	Storing Books and Records Using Electronic Media
1.	Permitted Use. In addition to or as a substitute for storing documents in paper format, the records required to be maintained and preserved may be immediately produced or reproduced on film, magnetic disk, tape, optical storage disk, or other electronic storage medium.

2.	Optical Storage Technology Defined. An optical storage disk is a direct-access disk written and read by light. CDs, CD-ROMs, DVDs and videodisks are optical disks that are recorded at the time of manufacture and cannot be erased.

3.	Requirements. When using an electronic storage format, the Company must:
a)	Maintain a duplicate backup copy of electronically stored books and records at an off-site location;

b)	Notify the regulators of the backup location;

c)	Arrange and index the records to permit immediate location of a particular record;

d)	At all times are ready to promptly provide a copy or printout to an examiner;

e)	Exclusively use a non-re-writeable, non-erasable format;

f)	Verify the quality and accuracy of the storage media recording process;

g)	Serialize the original storage media and time-date the information for the required period of retention;

h)	Maintain the capacity to readily download indexes and records preserved on the media;

i)	Maintain available facilities for the immediate and easily readable projection or production of the records;

j)	Establish such other appropriate procedures as are necessary for reproducing, maintaining and accessing electronically stored books and records, including reasonable safeguards to protect against loss, alteration or destruction.
Policy:
It is the policy of the Company to maintain books and records in compliance with the Advisers Act Section 204 and state rules that may pertain.
Procedure:
The Company’s Chief Compliance Officer shall on an ongoing basis assure that the Books and Records described in Section B of this chapter be maintained on an ongoing and reasonably current basis.
The Chief Compliance Officer may use automated portfolio and financial accounting systems to accomplish the maintenance of the required records as long as they are maintained for the required period (5 years) and can easily be retrieved.
If records are stored electronically, the Chief Compliance Officer shall assure that the requirements of Section D of this chapter are being met.

V.	Fiduciary Capacity
A.	Fiduciary Duty. Pursuant to Section 206 of the Advisers Act, both the Company and its IARs are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the Company has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

B.	Fiduciary Principles
1.	Disinterested Advice. The Company must provide advice that is in the client’s best interest and IARs must not place their interests ahead of the client’s interests under any circumstances.

2.	Written Disclosures. Both the Disclosure Brochure (Form ADV, Part II) and the Company’s Advisory Services Agreement must include language detailing all material facts regarding the Company, the advisory services rendered, compensation and conflicts of interest. It is the responsibility of the Designated Supervisor to ensure that all clients are provided with these documents and that they contain the proper disclosure language.

3.	Oral Disclosures. Where regulations require specific oral disclosures to be provided to clients, the Designated Supervisor should review with IARs the proper manner in which to effect such disclosures, as well as establish procedures for monitoring compliance.

4.	Conflicts of Interest. IARs must disclose any potential or actual conflicts of interest when dealing with clients. For example, if investment advice includes transaction recommendations that would be executed through the Company or an affiliate of the Company, then the advice given would be subject to an inherent conflict of interest.

5.	Confidentiality. Client records and financial information must be treated with strict confidentiality. Under no circumstances should such information be disclosed to any third- party that has not been granted a legal right from the client to receive such information.

6.	Fraud. Engaging in any fraudulent or deceitful conduct with clients or potential clients is strictly prohibited. Examples of fraudulent conduct include, but are not limited to: misrepresentation; nondisclosure of fees; and, misappropriation of client funds.

7.	Fiduciary Obligations. The Company and its IARs are subject to the following specific fiduciary obligations when dealing with clients:
a)	The duty to have a reasonable, independent basis for the investment advice provided;

b)	The duty to obtain best execution for a client’s securities transactions where the IAR is in a position to direct brokerage transactions for that client;

c)	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs, and circumstances; and,

d)	A duty to be loyal to clients.
8.	Fiduciary Obligations under ERISA
a)	Defined. Under ERISA, a fiduciary is any person who:
(1)	Exercises discretionary authority or control involving the management or disposition of plan assets;

(2)	Renders investment advice for a fee; or,

(3)	Has any discretionary authority or responsibility for the administration of the plan.
b)	Requirements. Where the Company acts as a fiduciary under ERISA, it must:
(1)	Act solely in the interests of the participant and their beneficiaries;

(2)	Offset the expenses of administration of the plan;

(3)	Act with the care, skill, prudence, and diligence that a prudent man would use in the same situation;

(4)	Diversify plan investments to reduce the risks of large losses unless it is clearly prudent not to do so; and,

(5)	Act according to the terms of the plan documents, to the extent the documents are consistent with ERISA.
Policy:
It is the policy of the Company to act in a fiduciary manner and the Company and its IARs acknowledge the affirmative duty of utmost good faith to act solely in the best interest of its clients.
Procedure:
The Chief Compliance Officer or their designee shall, on an ongoing basis, randomly review transactions and client files to assure that the Company and its IARs are acting in a fiduciary manner. Periodically, but no less than annually, the Chief Compliance Officer shall require that all employees and IARs complete a

“Annual Compliance Checklist” wherein the employee or IAR will attest that s/he is not and has not acted in a non-fiduciary manner with regard to a client of the Company.
The CCO will periodically but no less than annually review for ADV II for adequate disclosure of potential conflicts of interest and make appropriate changes if necessary.
The CCO or their designee shall be able to produce a list of all ERISA accounts managed by the Company and review randomly selected accounts to assure that the fiduciary obligations of the Company are being met. The CCO shall memorialize this ERISA review no less than annually.

VI.	Client Accounts and Documents
A.	Purpose. This section sets forth the Company’s procedures for preparing client contracts, maintaining and delivering the required disclosure document, and describes what constitutes custody of client assets under the provisions of the Advisers Act.

B.	Client Contracts
1.	General Requirements. All client contracts must meet, at a minimum, the following requirements:
a)	Contracts must not be assignable without written client consent;

b)	No contract provision or hedge clause may be used to waive the Company’s compliance with the Advisers Act or other applicable regulations;

c)	Contracts may not provide the Company with compensation based upon capital appreciation except under certain limited circumstances;

d)	Contracts must include a signed acknowledgment by the client of receipt of all disclosure documents; and,

e)	All contracts must be in writing and signed by both the client and an authorized representative of the Company.
2.	Required Disclosures. All contracts must include disclosure of the following information:
a)	The Company’s fees, including:
(1)	The level of fees and how they are calculated;

(2)	When the fees will be paid;

(3)	How the fees will be calculated for partial periods;

(4)	Whether the client will be billed for fees or whether the fees will be deducted from the account; and,

(5)	If performance fees are involved, how they are structured.
b)	The Company’s procedures for protecting the confidentially of client information;

c)	A description of the type and frequency of reports to be provided to clients;

d)	The addresses for sending notifications;

e)	The procedures and time required to terminate the contract;

f)	The procedures for fee settlement in the event of termination of the contract; and,

g)	The term of the contract and any renewal requirements.
3.	Other Disclosures. Where applicable, the following additional disclosures must be provided in client contracts:
a)	If the Company is a partnership, the contract must require the Company to notify the client of any changes in membership of the partnership;

b)	The degree to which the Company exercises discretionary control over client assets;

c)	Limitations the Company may place on its services, such as only offering investment advice and money management services;

d)	The existence of any investment guidelines or restrictions on the account;

e)	The Company’s use of any sub-advisers;

f)	How proxy-voting responsibility is handled;

g)	How investment opportunities are allocated between clients;

h)	Whether securities orders will be bundled with those of other clients;

i)	Whether the Company will buy, sell, or hold the same securities that are recommended to clients and the Company’s procedures for avoiding conflicts of interest;

j)	A statement that the Company’s services are not exclusive.

C.	Disclosure Documents
1.	Brochure Rule. Rule 204-3 of the Advisers Act requires the Company to provide certain written disclosures to prospective and existing clients at specified times. This requirement is commonly known as the “Brochure Rule.” Providing advisory clients with this brochure will ensure that they receive certain basic information about the Company and its business practices.

2.	Formats. The brochure may be delivered in one of two formats:
a)	A copy of Part II of the Company’s Form ADV; or,

b)	A written document containing, at a minimum, all the information required by Part II of the Form ADV.
3.	Delivery. The brochure should be furnished to the client or prospective client at least forty- eight (48) hours prior to entering into an advisory agreement.

4.	Late Delivery. The brochure must be delivered no later than at the time the agreement is signed. If delivered within forty-eight (48) hours of signing, the client will be entitled to terminate the contract without penalty within five business days of entering the contract.

5.	Form of Delivery. On an annual basis, the Company must either deliver, or offer to deliver without charge, a copy of the brochure upon written request from a client. The brochure must be mailed within seven (7) days of the client’s request.
D.	Custody of Client Assets
1.	Regulations. Advisers Act Rule 206(4)-2 sets forth extensive requirements regarding possession or custody of client fund or securities. In addition to the provisions of this rule, many states impose special restrictions or requirements regarding custody of client assets.

2.	Responsibility. Where the Company maintains possession or custody of client funds or securities, the Designated Supervisor shall ensure compliance with the restrictions and requirements of this section.

3.	Definition of Custody. The term “custody” is not specifically defined in the Advisers Act. However, the SEC has historically applied a broad standard and has deemed an investment adviser to have custody if it has any direct or indirect access to client assets. Under this standard, the following situations would constitute custody:
a)	If the Company holds client securities in bearer form or in the Company’s name;

b)	If the Company can sign client checks;

c)	If the Company can unilaterally wire funds from a client’s account;

d)	If the Company receives the proceeds from the sale of client securities; or,

e)	If an affiliate of the Company holds client assets as an agent of the Company.
4.	Billings Sent to Custodians. The Company is deemed to have custody of client funds if it sends the bills for its services directly to a custodian who automatically pays the Company. In order to avoid custody in this situation, the following procedures must be followed:
a)	The client must provide written authorization permitting the fees to be paid directly from the client’s account held by the independent custodian;

b)	The Company must send a bill to the custodian indicating the amount of the fee to be paid by the custodian; and,

c)	The custodian must agree to send to the client a statement, at least quarterly, indicating all amounts disbursed from the account including the amount of advisory fees paid directly to the Company.
E.	Performance Fees
1.	Permitted Use. Performance fees are permitted under certain circumstances as described in SEC Rule 205-3 and under the National Securities Markets Improvement Act of 1996. Such circumstances include:
a)	Qualified Clients. Rule 205-3 permits the use of performance fee advisory contracts when dealing with “qualified clients” (also known as “accredited investors”), which are defined as:
(1)	Any bank, private business development Company, or organization, with total assets in excess of $5 million;

(2)	Any director, executive officer or general partner of the issuer of securities being offered or sold (knowledgeable employees);

(3)	Any person whose individual net worth, combined with that of their spouse, exceeds $1.5 million at the time of purchase (see also, Transition Rule, below);

(4)	Any person with at least $750,000 under an adviser’s management (see also, Transition Rule, below);

(5)	Any trust with total assets in excess of $5 million not formed for the purpose of acquiring the securities offered;

(6)	Any entity in which all of the equity owners are qualified purchasers; or,

(7)	Certain “knowledgeable employees” of the Company, as defined by Rule 205-3, including executive officers, directors, trustees, general partners, or persons serving in a similar capacity, as well as certain other employees who participate in investment activities and have performed such functions for at least 12 months
b)	Transition Rule. Where the Company has a performance fee arrangement with a client that existed prior to August 20, 1998 and that client qualified as a “sophisticated client” under the former requirements of SEC Rule 205-3 ($500,000 under management or net worth of more than $1,000,000), but not under the current requirements, then such performance fee arrangement may be continued with the client, so long as the client continues to meet the Rule’s previous requirements.

c)	Qualified Purchasers. Rule 205-3 permits the use of performance fee advisory contracts with certain “qualified purchasers,” who are defined as:
(1)	Personal investors (including the investor’s spouse) who own not less than $5 million in investments;

(2)	Clients who are not U.S. citizens;

(3)	Certain companies that own not less than $5 million in investments;

(4)	Certain estates, trusts, charitable organizations, and foundations established by investors or companies owning not less than $5 million in investments; or,

(5)	Any person who, acting for his or her own account or for the account of other qualified purchasers, owns or invests on a discretionary basis, not less than $25 million.
d)	“Look Through” Requirement
(1)	Requirement. Rule 205-3 provides that with respect to private investment companies, registered investment companies, and business development companies, an adviser must “look through” the legal entity to determine whether each equity owner of the Company would be a qualified client. The rule requires that each “tier” of a multi-owned entity be examined in this manner.

(2)	Example. If an entity meeting the above criteria seeks to enter into a performance fee contract (first tier), and is owned by another entity meeting this criteria (second tier), the Company must ascertain that the second (and any other) level entity satisfies the requirements as a qualified client under Rule 205-3.
2.	Disclosure. Rule 205-3 only requires that clients meet the prescribed eligibility tests. Fiduciary obligations, though, require that the Company deal fairly with its clients and make full and fair disclosure of its compensation arrangements. This obligation includes full client disclosure of all material information regarding a proposed performance fee arrangement as well as any material conflicts posed by the arrangement.
Policy:
It is the policy of the Company to have a written contract with every client. The contract shall conform to the specifications given in Section B of this chapter. Each new client shall receive a Form ADV Part II no later than the time the contract is signed. Each existing client shall receive an offer annually of a copy of the current Form ADV Part II.
It is the policy of the Company to not have custody of client assets as defined in Section D of this chapter. It is the policy to bill some clients by directly debiting their account at the custodian.
It is the policy of the Company not to charge performance-based fees.
Procedure:
The Chief Compliance Officer shall assign responsibility, to assure that a written contract is signed between every client and the Company and all clients receive a copy of Form ADV Part II when they become clients. The CCO or their designee shall assure that clients are annually offered a copy of the current Form ADV Part II. A copy of the written offer shall be maintained
Periodically, but no less than annually the Compliance Officer shall require that all employees and IARs complete a “Compliance Letter” that where the employee or IAR will attest that s/he is not and has not acted in a manner that would bring custody of client funds to the Company.
The Compliance Officer shall have reason to believe the custodian will send statements to clients that describe all amounts disbursed to the Company.

VII.	Advertising
A.	Regulation. The Company’s advertising practices are regulated by the SEC under Section 206 of the Adviser’s Act, which generally prohibits the Company from engaging in fraudulent, deceptive, or manipulative activities. These rules also prohibit the making of any untrue statement of a material fact or any statement that is otherwise false or misleading.

B.	Prohibited References
1.	Use of the Term “Investment Counsel.” The term “investment counsel” may not be used unless:
a)	The person’s principal business is acting as an investment adviser; and

b)	A substantial portion of their business consists of providing investment supervision.
2.	Use of the Designation “RIA.” Neither the Company nor any person associated with the Company may use the designation of “RIA” after their name.

3.	Other Prohibitions. It is unlawful for the Company to represent that it has been sponsored, recommended or approved, or that its abilities or qualifications have been passed upon by any federal or state governmental agency.
C.	Definition of Advertising. Advertising is defined to include: any communication addressed to more than one person, or any notice or announcement in any publication or by radio, television, or electronic media which offers securities analysis or reports or offers any investment advisory services regarding securities. This broad definition includes standardized forms, form letters, the Company’s brochures, or any other materials designed to maintain existing clients or to solicit new clients.

D.	Review and Approval. The Chief Compliance Officer or their designee shall be responsible for reviewing and approving all advertising material prior to use. Initialing and dating the advertising copy shall indicate approval.

E.	Testimonials
1.	General Prohibition. Rule 206(4)-1 generally prohibits using advertisements that include testimonials of any kind.

2.	Definition. While Rule 206(4)-1 does not specifically define the term “testimonial,” it generally includes any favorable statement made by a current or former advisory or financial planning client.
3.	Exceptions
a)	Third-Party Reports. The Company may use bona fide, unbiased third-party reports, even if the Company has paid the third-party to verify its performance.

b)	Dalbar Ratings. Unless otherwise limited by regulation, the ratings received by the Company in client surveys conducted by Dalbar, Inc., may be used consistent with the SEC’s “no-action” letter on the subject.

c)	Use of Advisory Client List. The Company may include a list of advisory clients in an advertisement, provided that:
(1)	Each client to be named has consented to the Company’s use of their name in the advertisement;

(2)	The Company does not use performance-based data to determine which clients to include on the list;

(3)	Each list includes a disclaimer to the effect that “it is not known whether the listed clients approve or disapprove of the Company or the advisory services provided,” and,

(4)	Each list includes disclosure about the objective criteria used to determine which clients were included on the list.
F.	Past Recommendations
1.	List of Recommendations. Advertisements that refer directly or indirectly to past specific recommendations of the Company, shall not be used unless the advertisement sets out (or offers to furnish) a list of all recommendations made by the Company within at least the prior one-year period. The list must include the following:
a)	The name of each security recommended;

b)	The date the security was recommended;

c)	Whether the advice was to buy or sell;

d)	The market price at the time the recommendation was made;

e)	The price at which the recommendation was to be acted upon; and,

f)	The current market price of the security.
2.	Disclosure. The following disclosure must appear (in typeface at least as large as the largest print used in the text) on the first page of the list: It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities on this list.
G.	Use of Graphs, Charts and Formulas
1.	Restriction. Advertisements must not be written so as to suggest in any way, that any graph, chart, formula, or other device offered can, by itself, guide the investor as to what securities to buy or sell or when to buy or sell them.

2.	Disclosure. If the advertisement represents that a graph, chart, formula, or other device can assist an investor with stock selection or timing decisions, then the advertisement must prominently disclose the limitations and difficulties regarding its use.

3.	Charges. If a report, analysis, or other service is furnished free of charge, the product or service must be entirely free, and without conditions or obligations.
H.	Performance Advertising
1.	Use of Performance Data. Although performance data is not required to be disclosed as part of an advertisement, if it is in fact used, the information must be presented accurately and fairly.

2.	Disclosures
a)	Model or Actual. When including either model or actual performance data in an advertisement, the following disclosures shall be made:
(1)	The effect of material market or economic conditions on the results portrayed;

(2)	All advisory fees, brokerage commissions or other client paid expenses;

(3)	The extent that performance was influenced by reinvestment of dividends;

(4)	All material relevant factors when comparing results to an index;

(5)	All material conditions, objectives, and investment strategies used to obtain the performance advertised; and,

(6)	The potential for loss where the potential for profit is also discussed.
b)	Model Only. Where only model performance factors are used, the following additional disclosures shall also be prominently made:
(1)	All limitations inherent in model results;

(2)	Where applicable, any material changes in investment strategies or conditions during the period portrayed;

(3)	Where applicable, that some or all of the strategies reflected in the model results are not currently offered by the Company; and,

(4)	Where applicable, that the Company’s clients had actual investment results, which were materially different from those shown in the model.
c)	Actual Performance Results for Selected Group of Clients. If the results are only for a selected group of clients, the basis on which the selection was made and the effect of this practice on the results shown (if material) must be disclosed.
3.	“Net of Fees” Requirement for Performance Advertising. All advertisements must reflect the deduction of advisory fees, brokerage commissions and other client paid expenses, with the following exceptions:
a)	Performance results may be calculated without fees paid to a custodian, where the client generally selects and pays the custodian fee.;

b)	Gross performance results may be used, but only in one-on-one presentations to wealthy individuals, pension funds, universities, and other institutions, provided that the Company furnishes the following disclosures:
(1)	That the performance results do not reflect the deduction of fees;

(2)	That the client’s return will be reduced by the advisory fees and other expenses;

(3)	The Company’s fees as shown on the Company’s Form ADV; and,

(4)	An example showing the effect of the compounded advisory fees over a number of years on the value of the client’s portfolio.
4.	Record Keeping Requirements for Performance Advertising
a)	Responsibility. The CCO or their designee is responsible for maintaining all performance advertising records at a readily accessible location and in accordance with applicable laws, rules and regulations.

b)	Time. At a minimum, all performance advertisements and all documents and supporting records included in the performance figures advertised must be maintained for not less than five years from the end of the fiscal year in which the performance advertisement was last published.
I.	Use of Hedge Clauses
1.	Permitted Use. Advertisements, correspondence, and other literature generated by the Company may contain hedge clauses or legends that pertain to the reliability and accuracy of the information furnished.

2.	Disclosure. The following disclosure must be provided when using hedge clauses: “The information contained herein has been obtained from sources believed to be reliable but the accuracy of the information cannot be guaranteed.”

3.	Restrictions. Advisers Act Section 215. Under no circumstances shall any legend, condition, stipulation or provision be written so as to create, in the mind of the investor, a belief that the person has given up some or all of their legally entitled rights or protections. Additionally, the Company shall not use any hedge clause that would seek to relieve the Company from compliance with any securities or advisory laws, rules or regulations.
J.	Financial Planning Referral Programs. The Company may participate in a financial planner referral program that meets the requirements of SEC No-Action Letter, Int’l Ass’n for Financial Planning, 6-1-98, so long as such program does not violate Rule 206(4)-3 of the Investment Advisers Act or any other applicable regulations.
Policy:
It is the policy of the Company to comply with Section 206 of the Advisers Act and No-Action letters that apply thereto and follow the policies provided in this chapter.
Procedure:
All advertisements, stationary, and websites shall be reviewed and approved by the President, COO, or CCO of the Company before use by initialing and dating a copy of the proposed advertising. The Chief Compliance Officer shall maintain a copy of the approved advertisement for not less than 5 years.

VIII.	Disclosure Requirements
A.	Responsibility. The Company is required to disclose information regarding their business practices to both regulators and members of the public. The Chief Compliance Officer is responsible for ensuring that the Company meets all disclosure requirements required by applicable laws, rules and regulations. The information and procedures contained within this section (and throughout this manual) should be used as a guide in determining what needs to be disclosed, how it is to be disclosed and when it must be disclosed.

B.	Brochure Rule. Advisers Act Rule 204-3
1.	Client Copy. All clients must be furnished either a copy of Part II of Form ADV or a written document containing at least the information required in Part II (including both “No” answers and “Yes” answers disclosed on Form ADV).

2.	Initial Delivery
a)	The brochure must be delivered at least 48 hours prior to entering into a contract; or,

b)	At the time of entering into the contract, provided that the client is given the right to terminate the contract, without penalty, within five (5) business days of signing the contract.
3.	Annual Delivery
a)	On an annual basis, the Company must either deliver, or offer to deliver without charge, a copy of the current Disclosure Brochure.

b)	If the client requests a copy of the Disclosure Brochure, it must be mailed to the client within seven (7) days.
C.	Disciplinary Disclosure. Advisers Act Rules 206(4) — 4(a)(2). All material facts must be disclosed which relate to legal or disciplinary events that are material to the client’s evaluation of the Company’s integrity or ability to meet its contractual obligations, including:
1.	Court Proceedings (Criminal and Civil)
a)	If applicable, that the Company has been permanently or temporarily enjoined from engaging in investment-related activities;

b)	If applicable, that the Company or any member of its senior management has been convicted of or has pleaded guilty or nolo contendere to a felony or misdemeanor involving: an investment related statute; fraud; making false statements; wrongful taking of property; bribery; forgery; counterfeiting; or, extortion; and,

c)	Disclosure should be made for a period of ten (10) years from the time of the event.
2.	Regulatory Proceedings. If applicable, that the Company or an associated person of the Company:
a)	Caused an investment related business to lose its authorization to conduct business or was found to have violated a statute and was subject to an action denying, suspending, or revoking its ability to do business; or,

b)	Received a fine in excess of $2,500 in a self-regulatory proceeding.
D.	Financial Disclosure Advisers Act Rules 206(4) — (4(a)(1)
1.	Requirements. The Company must disclose any facts or circumstances which might reasonably impact on the Company’s ability to meet its contractual commitments to clients, where the Company:
a)	Has discretionary authority over or custody of client assets; or,

b)	Requires pre-payment of fees of more than $500, six months or more in advance.
2.	Examples. Examples of information that must be disclosed include:
a)	A likelihood of bankruptcy or insolvency; or,

b)	An event that would occupy the Company’s time so that its ability to manage client assets would be impaired.
E.	Wrap Fee Program Disclosures Advisers Act Rule 204-3
1.	Form. Schedule H to Form ADV outlines information required to be disclosed in narrative format in a separate brochure.

2.	Simple Language. The language used in preparing the brochure should be clear, concise and readily understandable by a layperson. Use of technical language should be avoided.

3.	Reporting. Schedule H and the brochure must be filed with the SEC and all other applicable jurisdictions.

4.	Delivery. Where the Company is the program sponsor, the wrap-fee brochure must be provided to clients instead of the Form ADV Part II (or, “general brochure”). Initial and annual delivery requirements are the same as those required for Part II of Form ADV.

5.	Brochure Disclosures. Disclosures required to be made in the wrap-fee program brochure, include, but are not limited to:
a)	Fees and Compensation;

b)	A description of how the program managers are selected and reviewed;

c)	Certain information about portfolio manager performance; and,

d)	Any restrictions on the ability of clients to contact and consult with portfolio managers.
F.	Compensation
1.	Fee Schedule
a)	Disclosure. All material information regarding fees must be disclosed to the client (i.e. refund provisions, negotiability, etc.).

b)	Amount. Compensation must be fair and reasonable. It is usually structured in terms of an annual fee representing a percentage of assets under management.
2.	Performance Based Fees Advisers Act Rule 205
a)	Prohibition. The Company is generally prohibited from sharing in the capital gains or capital appreciation in an account. This includes “contingent fees,” which incorporate any arrangement where the Company’s fee is dependent on certain levels of appreciation or absence of capital losses.

b)	Exceptions. The Company may accept performance-based fees under the following circumstances:
(1)	When the fee is based upon assets under management;

(2)	When a “fulcrum fee” arrangement exists with advisory clients having assets in excess of $1 million. A fulcrum fee is a fee that can increase or decrease depending on investment performance as measured against an appropriate index;
(3)	A business development company fee if:
(a)	The fee does not exceed twenty percent of realized capital gains over a specific period;

(b)	The fee is computed net of all realized capital losses and unrealized capital depreciation;

(c)	The business development company is in compliance with other terms as described in Section 205(b)(3) of the Advisers Act;
(4)	Fees charged to sophisticated clients (natural persons or companies having either $500,000 under management with the Company or a net worth in excess of $1 million);

(5)	Fees charged to foreign clients, as long as the performance-based fee is legal and customary in the client’s country of residence.
3.	Solicitor Fees Advisers Act Rule 206(4)-3
a)	Review. The Company may, from time to time, pay referral fees to finders or solicitors for obtaining new advisory clients. The Designated Supervisor must review all solicitor fee arrangements to ensure that they comply with the requirements set forth herein.

b)	Requirements. Such arrangements must be in the form of a written agreement and the solicitor must not be subject to a statutory disqualification.

c)	Disclosure. The required client disclosure depends on the type of solicitation:
(1)	Impersonal Services Only. Includes investment advice not intended to meet the investment objectives or needs of specific individuals or accounts. No specific disclosure is required.

(2)	Affiliated Solicitor. If the Company is using an affiliated solicitor who is offering personalized advisory services, the nature of the relationship must be disclosed but no disclosure of the specific terms of the agreement is required;

(3)	Unaffiliated Solicitor. If the Company is using an unaffiliated solicitor, full disclosure of the relationship must be made including the amount of compensation the solicitor will be paid. In addition, the client must sign a written acknowledgment showing that the solicitor’s disclosure was received.
G.	Electronic Delivery of Disclosure Information. The Company may deliver the following disclosure information to clients, using electronic formats approved by the Company:
a)	The Company’s Brochure (Rule 204-3);

b)	The client’s consent to assignment of an advisory contract under Section 205(a)(2);

c)	Disclosure and client consent for principal transactions under Section 206(3);

d)	Disclosure and client consent for agency cross transactions under Rule 206(3)-2;

e)	Disclosure of performance fees (Rule 205-3); and,

f)	Such other types of disclosure information as permitted by current laws, rules and regulations.
Policy:
It is the Company’s policy to disclose information regarding its business practices to both regulators and members of the public.
Procedure:
The Compliance Officer shall arrange that clients receive Form ADV Part II pursuant to Section “B” of this chapter. Form ADV Part II will be given to clients at time of account opening.
Periodically, but no less than annually, the Compliance Officer shall require that all employees and IARs complete a “Compliance Letter” that where the employee or IAR will attest that s/he is not and has not acted in a manner that would require disclosure under or be in violation of 206(4) 4A(a)(2) (Section C of this chapter.)
The Compliance Officer shall be responsible that clients receive disclosure regarding compensation and billing as described in this chapter through the written contract signed by the client and the Company including addendums and amendments and Form ADV II as described in this chapter.
The President of the Company and/or COO shall assure and be responsible for disclosure to clients and regulators is made if:
a)	A likelihood of bankruptcy or insolvency of the Company exists; or,

b)	An event occurs that would occupy the Company’s time so that its ability to manage client assets would be impaired.

IX.	Correspondence
A.	Responsibility. The Chief Compliance Officer or their designee shall be responsible for ensuring that all incoming and outgoing correspondence with the public is in compliance with applicable laws, rules and regulations governing the activities of the Company. The Designated Supervisor shall periodically re-evaluate the effectiveness of the Company’s procedures regarding the review of correspondence and make revisions as are necessary.

B.	Locations Through Which Correspondence May be Sent and Received. IARs must send and receive all correspondence at such locations and through such channels as are designated by the Company. No Company related correspondence of any kind, including electronic correspondence, may be sent or received through the home or home computer of an IAR.

C.	Records. Copies of all business related correspondence shall be maintained at the Main Office for a period of not less than 5 years, usually in the client file. Electronic correspondence may be retained in an electronic format.
Policy:
It is the Company policy that all incoming and outgoing correspondence with the public is in compliance with applicable laws, rules and regulations governing the activities of the Company.
Procedure:
Periodically, but no less than annually, the Chief Compliance Officer shall require that all employees and IARs complete a “Compliance Letter” wherein the employee or IAR will attest that s/he has not engaged in any of the prohibited acts outlined Correspondence section of this manual.

X.	Electronic Communications
Note
A.	Supervisory Responsibility. The Chief Compliance Officer or their designee shall be responsible for ensuring that the Company’s use of electronic media for communication purposes is in conformance with applicable laws, rules and regulations. The Company’s use of such electronic media may include, but is not limited to:
1.	Reporting of and accessing information from regulatory authorities;

2.	Delivery of disclosure documents and other notifications to clients;

3.	Correspondence through use of E-mail;

4.	Use of facsimile machines;

5.	Use of video teleconferencing; and,

6.	Use of Internet web sites, chat rooms and bulletin boards.
B.	Review. The Chief Compliance Officer shall review the Company’s use of electronic communications at regular and frequent intervals to ensure the following:
1.	Notice. Those electronic notifications to customers are sent in a timely manner and are adequate to properly convey the message;

2.	Access. That customers who are provided with information electronically are also given access to the same information as would be available to them in paper form;

3.	Evidence of Delivery. That procedures ensure that delivery obligations are met when using electronic mail, including the obtaining of the customer’s informed consent;

4.	Security. That reasonable precautions have been taken to ensure the integrity, confidentiality and security of information sent through electronic means and that such precautions have been tailored to the medium used; and,

5.	Consent. That prior to sending personal financial information electronically, the Company has obtained the informed consent of the recipient (unless responding to a request for information made electronically).
C.	Advertising and Sales Literature. Where an electronic medium is used to disseminate advertisements for the Company’s services or other information that is not subject to a delivery requirement, it will be subject to the same requirements that apply to such communications made in paper form.

D.	Disclosure Information. Covered in Section VIII of this manual

E.	Internet Communications
1.	Responsibility. The Chief Compliance Officer or their designee shall ensure that the Company’s use of the Internet, the World Wide Web, and similar proprietary or common carrier electronic systems (collectively, the “Internet”) to distribute information on available products and services, shall comply with all applicable federal and state laws, rules and regulations. The information and procedures contained within this section should be used as a general guideline for reviewing the Company’s Internet related business practices.

2.	Requirements. At a minimum, all information distributed via the Internet must meet the following requirements:
a)	Disclosures. Internet communications must contain the following disclosures:
(1)	“The Company only transacts business in states where it is properly registered, or excluded or exempted from registration requirements;”

(2)	“Follow-up and individualized responses to persons that involve either the effecting or attempting to effect of transactions in securities, or the rendering of personalized investment advice for compensation, as the case may be, will not be made absent compliance with state investment adviser and investment adviser representative registration requirements, or an applicable exemption or exclusion;”

(3)	If an IAR is identified in the communication, the nature of the IAR’s affiliation with the Company must be prominently disclosed.
b)	Firewalls. Adequate firewalls must be in place to ensure that, prior to any direct follow-up communication being effected with prospective clients in a particular state, the Company has first registered in that state or has otherwise qualified for an exemption or exclusion from such requirement.

b)	Information. Internet communications must not be used to attempt to effect any transaction in securities, or to render personalized investment advice for compensation in any state in which the Company is not properly registered. In such situations, the communication must be limited to the dissemination of general information on products and services.

d)	Approval. All Internet communications must be approved by the Designated Supervisor prior to use.

Policy:
It is the policy of the Company to communicate with clients “electronically” when these communications are in compliance with rules and regulations.
Procedure:
The Chief Compliance Officer or their designee shall review the Company’s use of electronic media to ensure that they comply with the following rules and regulations when used for a required communication.
Notice. That electronic notification to customers is sent in a timely manner and is adequate to properly convey the message;
Access. Those customers who are provided with information electronically are also given access to the same information as would be available to them in paper form;
Evidence of Delivery. That a procedure exists to ensure that delivery obligations are met when using electronic mail, including the obtaining of the customer’s informed consent;
Security. That reasonable precautions have been taken to ensure the integrity, confidentiality and security of information sent through electronic means and that such precautions have been tailored to the medium used; and,
Consent. That prior to sending personal financial information electronically, the Company has obtained the informed consent of the recipient (unless responding to a request for information made electronically).
The company considers the client to approve and consent to casual communication with the Company by initiating or responding to electronic communications:
Periodically, but no less than annually, the Compliance Officer shall require that all employees and IARs complete a “Compliance Letter” wherein the employee or IAR will attest that s/he is using the required disclosure on all electronic communications described in this section.
Employees of the Company may not use electronic mail service providers other than those provided by the company to perform any business related correspondence.
Employees of the Company may not use instant messaging, chat rooms, Blogs or other electronic communication methods to conduct any business related communications.

XI.	Complaints
A.	Supervisory Responsibility. The Designated Supervisor shall be responsible for ensuring that all written and electronically transmitted customer complaints are handled in accordance with the all applicable laws, rules and regulations and in keeping with the provisions of this section.

B.	Definition. The term “complaint” is generally defined as, “any written statement of a customer or any person acting on behalf of a customer alleging a grievance involving the activities of those persons under the control of the member in connection with the solicitation or execution of any transaction or the disposition of securities or funds of that customer.”

C.	Handling of Customer Complaints
1.	Representatives and Employees. IARs must notify the Designated Supervisor immediately upon learning of the existence of a customer complaint, and provide the Designated Supervisor with all information and documentation in their possession relating to such complaint. IARs are expected to cooperate fully with the Company and with regulatory authorities in the investigation of any customer complaint.

2.	Review. The Company takes all customer complaints seriously and the Designated Supervisor shall promptly initiate a review of the factual circumstances surrounding any written complaint that has been received.

3.	Record Keeping Requirements. The Company shall maintain a separate file for all written and electronically transmitted customer complaints in its Main Office, to include the following information:
a)	Identification of each complaint;

b)	The date each complaint was received;

c)	Identification of each IAR servicing the account;

d)	A general description of the matter complained of;

e)	Copies of all correspondence involving the complaint.
Policy:
It is the policy of the Company to take any and all customer complaints seriously and review them for merit.
Procedure:
The Company’s Compliance Officer shall no less than annually, review all complaints in the complaint file, and determine if the firm has addressed and resolved each complaint received by the company.
All employees are required to notify the Company’s Compliance Officer immediately when a complaint is received in any form.
The Company’s Compliance Officer shall investigate the facts and circumstances surrounding the complaint.
The Company’s Compliance Officer, COO, and or President shall maintain a record of the complaint investigation as prescribed in subsection 3(c) of this section.

XII.	Principal and Agency Cross Transactions

Advisers Act Section 206(3)
A.	Review. The Designated Supervisor should review all transactions with advisory clients that involve either a principal or an agency cross transaction, to ensure that such transactions are in the best interests of the clients and that the Company has made appropriate disclosure to the clients on items 8, 9, and 13 of Part II of the Form ADV. Principal or agency cross transactions should be permitted only if the Company:
1.	Makes written disclosure to the client of the capacity in which it is acting; and,

2.	Obtains the client’s written consent to the transaction.
B.	Principal Transactions
1.	Definition. A principal transaction occurs when the Company buys or sells securities with an advisory client.

2.	Timing of Disclosure. The disclosure and consent requirements for principal transactions must be satisfied in conjunction with, and prior to, each principal transaction (Use of electronic media is permitted). A blanket consent agreement signed at the beginning of an advisory relationship will not be sufficient to satisfy these requirements.

3.	Disclosure Information. The following information must be disclosed to advisory clients:
a)	The purchase price for any security to be sold to an advisory client; and,

b)	The best price that the security is available from another source, if more favorable.
C.	Agency Cross Transactions
1.	Requirements. An agency cross transaction occurs when the Company executes a trade with an advisory client on one side of the transaction and a non-advisory client on the other. An agency cross transaction may result in a better price and/or lower transaction costs for the advisory client. Agency cross transactions are permitted if:
a)	The client has granted prior written authority to the Company to engage in agency cross transactions;

b)	The Company has disclosed to the client in writing its capacity in the transaction and any conflicts of interest;

c)	The transaction is confirmed in writing;

d)	The Company provides the client with an annual summary of agency cross transactions; and,

e)	All client statements disclose that the client may provide written notice at any time to terminate the agency cross transaction authority.
2.	Confirmations. SEC Advisers Act Rule 206(3)-2 All agency cross transactions must be confirmed to the client in writing, at or before the completion of the transaction. Confirmations must include the following information:
a)	The date of the transaction;

b)	The source and amount of the Company’s compensation;

c)	The nature of the transaction; and,

d)	An offer to supply the time of the transaction, if requested.
3.	Annual Summary. Clients are required to be provided with an annual summary of their agency cross transactions. This summary must include:
a)	A description of all agency cross transactions involving the client;

b)	The total number of agency cross transactions involving the client;

c)	The total amount of the Company’s compensation relating to such transactions; and,

d)	A notification that the client may revoke their agency cross transaction authorization at any time.
Policy:
It is the policy of the Company not to engage in principal or agency cross transactions.
Procedure:
The President of the Company and/or COO shall assure through their direct inquiry, observation and direction to staff that principal or agency cross transactions do not occur.
Annual Compliance Checklist 13(i)

XIII.	Code of Ethics
A.	Responsibility. It is the responsibility of all employees to ensure that the Company conducts its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients.

B.	Duty to Clients. The Company has a duty to exercise its authority and responsibility for the benefit of its clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. The Company must avoid any circumstances that might adversely affect or appear to affect its duty of complete loyalty to its clients.

C.	Prohibited Acts
1.	Employing any device, scheme or artifice to defraud;

2.	Making any untrue statement of a material fact;

3.	Omitting to state a material fact necessary in order to make a statement, in light of the circumstances under which it is made, not misleading;

4.	Engaging in any fraudulent or deceitful act, practice or course of business; or,

5.	Engaging in any manipulative practices.
D.	Conflicts of Interest. The Company has a duty to disclose potential and actual conflicts of interest to their clients. All IARs and solicitors have a duty to report potential and actual conflicts of interest to the Company. Gifts (other than de minimis gifts, which are usually defined as having a value under $100.00) should not be accepted from persons or entities doing business with the Company.

E.	Use of Disclaimers. The Company shall not attempt to limit liability for willful misconduct or gross negligence through the use of disclaimers.

F.	Suitability. The Company shall only recommend those investments that it has a reasonable basis for believing are suitable for a client, based upon the client’s particular situation and circumstances. In addition, clients should be instructed to immediately notify the Company of any significant changes in their situation or circumstances so that the Company can respond appropriately.

G.	Duty to Supervise. Advisers Act Section 203(e)(5) The Company is responsible for ensuring adequate supervision over the activities of all persons who act on its behalf. Specific duties include, but are not limited to:
1.	Establishing procedures that could be reasonably expected to prevent and detect violations of the law by its advisory personnel;

2.	Analyzing its operations and creating a system of controls to ensure compliance with applicable securities laws;

3.	Ensuring that all advisory personnel fully understand the Company’s policies and procedures; and,

4.	Establishing a review system designed to provide reasonable assurance that the Company’s policies and procedures are effective and are being followed.
H)	No Employee or Supervised person may Act upon material non-public information about:
1)	The Company’s own analysis or recommendations;

2)	Information learned from sources outside the Company
I)	Personal Trading Procedures
1)	Personal trading Procedures shall apply to all “Access Persons” of the Company.
J)	Definitions. For the purpose of this section:
(1)	Access person means:
(a)	Any of your supervised persons:
(i)	Who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

(ii)	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.
(b)	Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

(c)	If providing investment advice is your primary business, all of your directors, officers and partners are presumed to be access persons.
(2)	Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(3)	Beneficial ownership is interpreted in the same manner as it would be under § 240.16a-1(a)(2) of this chapter in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Securities Exchange Act of 1934 (15 U.S.C. 78p) and the rules and regulations thereunder. Any report required by paragraph (b) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

(4)	Federal securities laws means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a — mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106- 102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 — 5314; 5316 — 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

(5)	Fund means an investment company registered under the Investment Company Act.

(6)	Initial public offering means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)).

(7)	Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77d(6)) or pursuant to §§ 230.504, 230.505, or 230.506 of this chapter.

(8)	Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

(9)	Reportable fund means:
(i)	Any fund for which you serve as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(20)) (i.e., in most cases you must be approved by the fund’s board of directors before you can serve); or

(ii)	Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(9)).
(10)	Reportable security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), except that it does not include:
(i)	Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)	Shares issued by open-end funds other than reportable funds; and

(v)	Shares issued by unit investment trusts that are invested exclusively in one or more open- end funds, none of which are reportable funds.
Policy:
It is the Policy of the Company to conduct its business with the highest level of ethical standards and in keeping with its fiduciary duties to its clients.
Procedure:
On no less than an annual basis each employee of the Company shall complete an attestation as to their activities regarding Duty to Clients, Prohibited Acts, Conflicts of Interest, Suitability of advice given to clients and the employee’s Supervision and Personal Securities Transactions. The CCO shall review each of the employees’ responses and investigate any that appear to be a breach of the Company’s policy.
All Access Persons of the Company shall complete the following reports and return them to the Compliance Department.
A) Initial and Annual Holdings Reports
A complete report of each access person’s securities holdings, at the time the person becomes an access person and at least once a year thereafter must be completed by each access person and reviewed by the Chief Compliance Officer or their designee shall. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person (initial report) or the date the report is submitted (annual report).
B) Quarterly Transaction Reports
Quarterly reports of all personal securities transactions by access persons must be completed and submitted to the CCO no later than 30 days after the close of the calendar quarter.
Access persons are excused from submitting transaction reports that would duplicate information contained in trade confirmations or account statements that the adviser holds in its records, provided the adviser has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.
C) Exceptions to Reporting Requirements
There are three exceptions to the Company’s personal securities reporting. No reports are required:
1)	With respect to transactions effected pursuant to an automatic investment plan.

2)	With respect to securities held in accounts over which the access person had no direct or indirect influence or control.

3)	In the case of an advisory firm that has only one access person, so long as the firm maintains records of the holdings and transactions that rule 204A-1 would otherwise require be reported.
D) Reportable Securities
Access persons must submit holdings and transaction reports for “reportable securities” in which the access person has, or acquires, any direct or indirect beneficial ownership. An access person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the access person’s household.
The Company treats all securities as reportable securities, with five exceptions designed to exclude securities that appear to present little opportunity for the type of improper trading that the access person reports are designed to uncover:
1)	Transactions and holdings in direct obligations of the Government of the United States.

2)	Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments.

3)	Shares of money market funds.

4)	Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund.

5)	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.
E) Initial Public Offerings or Private Placements
Access persons must obtain the written approval from the CCO before investing in an initial public offering (“IPO”) or private placement.
F) Reporting Violations
Any employee learning of a violation of the Company’s Code of Ethics must promptly make a written report of any violations of the code. Violations must be reported to the Company’s CCO.
G) Educating Employees about the Code of Ethics
The Company shall provide each supervised person with a copy of the code of ethics and any amendments. Each supervised person of the Company must acknowledge, in writing, his receipt of those copies.
H) Review and Enforcement
The Company’s chief compliance officer (“CCO”) will have primary responsibility for enforcing the adviser’s code of ethics.
I) Recordkeeping
The Company shall keep copies of their code of ethics, records of violations of the code and actions taken as a result of the violations, and copies of their supervised persons’ written acknowledgment of receipt of the code.
As discussed earlier, the Company’s Code of Ethics requires prompt internal reporting of violations of the code of ethics, but does not require advisers to keep records of these whistleblower reports. Rule 204-2(a)(13), as amended, covers records of access persons’ personal trading. It requires advisers to keep a record of the names of their access persons, the holdings and transaction reports made by access persons, and records of decisions approving access persons’ acquisition of securities in IPOs and limited offerings.
The standard retention period required for books and records under rule 204-2 is five years, in an easily accessible place, the first two years in an appropriate office of the investment adviser. Advisers must maintain the records required under amended rule 204-2(a)(12) and (13) for this standard period, subject to special holding requirements for certain categories of records as specified in amended rule 204-2(a)(12) and (13). Codes of ethics must be kept for five years after the last date they were in effect. Supervised person acknowledgements of the code must be kept for five years after the individual ceases to be a supervised person. Similarly, the list of access persons must include every person who was an access person at any time within the past five years, even if some of them are no longer access persons of the adviser. Please refer to the documentation procedures in the following sections.

XIV.	Personal Securities Transactions
A.	Purpose. The following procedures are designed to assist the CCO in detecting and preventing abusive sales practices such as “scalping” or “front running” and to highlight potentially abusive “soft dollar” or brokerage arrangements.

B.	Responsibility. The Chief Compliance Officer or their designee shall maintain current and accurate records of all personal securities transactions of and its employees, IARs and associated persons.

C.	Record-Keeping Requirements
The CCO shall rely upon policies, procedures and records created and maintained as described in the Company’s Code of Ethics regarding:
1.	Supervised and Access Person’s Transaction Records

2.	Transaction and Holdings Reporting

3.	Exceptions
Policy:
It is the policy of the Company that all employees shall report any securities transaction that they have an interest in to the CCO in compliance with the Company’s Code of Ethics. Refer to that section.
Procedure:
The CCO shall review the records created for any transactions that may indicate any instance of a prohibited transaction. Please refer to the specific procedures in the Insider Trading section of this manual.

XV.	Trading/Prohibited Transactions

Advisers Act Section 206, 17 CFR (as amended 10/29/1999) Rule 204-2 [17CFR 275.204-2]
A.	Prohibitions. The Company and all persons associated with the Company are prohibited from:
1.	Employing any device, scheme, or artifice to defraud any client or prospective client;

2.	Engaging in any transaction, practice or course of business that operates as a fraud or deceit upon any client or prospective client;

3.	Engaging in any act, practice or course of business that is fraudulent, deceptive or manipulative;

4.	Directly or indirectly acquiring any beneficial interest in securities of an Initial Public Offering (IPO) or Private Placement, in which the Adviser is allocated shares in, without prior written approval from the Designated Supervisory Principal.

5.	Acting as a principal for its own account, or acting as broker for another person; or,

6.	Knowingly selling or buying any security from an advisory client without first disclosing in writing its capacity in the transaction and obtaining the client’s written consent to the transaction.
B.	Trade Allocation. The Company must utilize an established formula for allocating securities, including IPOs and Private Placements, and/or recommendations among clients. The formula must provide a fair and equitable basis for allocations and be consistently applied to all clients. Prior to the allocation of securities by the Adviser, the Adviser will determine if a client’s investment objectives and suitability requirements qualify the client for participation in purchasing a specific security, IPO or Private Placement. If the client qualifies for participation in the purchase of a specific security, IPO or Private Placement the Adviser will allocate a certain percentage of the total allocation to each qualified client based upon the following formula:

Allocation Formula - The formula is based upon dividing the total shares allocated to the Adviser by the total number of qualified clients and their assets under management. For example, if the total allocation to the Adviser is 1,000,000 shares and the Adviser has ten (10) clients that qualify for a percentage of the allocation and each client has a total of $1,000,000 under management with the Adviser, each client will receive an allocation of 100,000 shares.

C.	Exclusion of the Company from the Definition of Investment Company. SEC Rule 3a-4 under the Investment Company Act of 1940 In order for the Company to meet the definition of an

“investment adviser” and not be classified as an “investment company,” the following requirements must be strictly complied with:
1.	Each client account must be managed on the basis of that client’s individual financial situation, investment objectives, and instructions;

2.	The Company must obtain information from each client that is necessary to manage the client’s account individually;

3.	The designated sponsor (as that term is used in Advisers Act Rule 204-3(f)) and the portfolio manager (if applicable) must be reasonably available to consult with clients;

4.	Each client must have the ability to impose reasonable restrictions on the management of their account;

5.	Each client must be provided with a quarterly statement containing a description of all activity in the client’s account;

6.	Each client must retain the indicia of ownership of all securities and funds in the account;

7.	The Company must establish and effect written procedures that are reasonably designed to ensure that each of the conditions specified herein are met;

8.	If the Company designates a third-party to perform certain obligations under the rule, the Company must obtain, from that third-party, a written agreement to perform those obligations;

9.	The Company must maintain and preserve the policies, procedures, agreements and other documents relating to its investment advisory operations; and,

10.	The Company must furnish to the SEC, upon demand, copies of all specified documents.
D.	Block Trading. Block trading is permitted where the following conditions are met:
1.	All clients must receive equal treatment;

2.	Written disclosure must be made to clients of the Company’s aggregation policies;

3.	The aggregation policy must include partial fills;

4.	Exceptions to the aggregation policies must be listed;

5.	Record-keeping must reflect aggregation;

6.	Client funds cannot be held any longer than is necessary to settle a transaction; and,

7.	The Company may not receive any additional compensation.
E.	NASD Hot Issue Restrictions. Employees and IARs of the Company who are also registered representatives of a broker/dealer are required to comply with NASD Hot Issue Restrictions (also called “Free Riding” and “Withholding” rules). These restrictions prohibit those individuals from selling shares of a hot issue to affiliates, related persons, or senior officers of financial institutions. The hot issue restrictions apply to the Company’s senior officers and associated persons who have a beneficial interest in any client account.

F.	Agency Cross Transactions. Covered in Section IX of this manual.

G.	Principal Transactions. Covered in Section IX of this manual.

H.	Soft Dollar Practices. Section 28(e) of the Securities Exchange Act of 1934
1.	Definition. The Commission (SEC) has defined soft dollar practices as arrangements under which products or services other than execution of securities transactions are obtained by an adviser from or through a broker-dealer in exchange for the direction of client brokerage transactions to the broker-dealer. An individual or firm must exercise “investment discretion” over an account (see Section 3(a)(35) of the Exchange Act) in order to use client commissions to obtain research under Section 28(e) of the Exchange Act (Safe Harbor Act).
a)	Occurrence. “Soft dollar” practices generally occur when an investment adviser causes an account to pay more than the lowest available commission to a broker- dealer in return for research products and services. Uses of soft dollars fall generally into two categories:
(1)	Soft Dollar Arrangement. The Company, on behalf of its discretionary clients, directs an amount of portfolio brokerage commissions to a broker- dealer in return for services or research used in making investment decisions; or,

(2)	Directed Brokerage Arrangement. A client instructs the Company to direct a portion of their brokerage transactions to a particular broker-dealer. In return, the broker-dealer provides services to the client rather than the Company.
2.	Section 28(e) Safe Harbor Provisions. When exercising investment discretion over a client account, the lowest commission rate available does not have to be paid if the Company determines, in good faith, that the rate paid is commensurate with the value of the brokerage and research services provided by the broker.

3.	Internal Control Procedures. The Company will assign a Designated Supervisor, or when possible form a Soft Dollar Committee (the “SDC”) containing representatives from the compliance department, trading area, investment management staff, information systems and legal department. The Designated Supervisor or the SDC Chairperson will serve as the control point for all decisions relating to commission allocations and soft dollars.
a)	The Designated Supervisor or the SDC Chairperson will meet annually with each employee to review their responsibilities regarding soft dollars and directed brokerage

b)	At the beginning of each year the Designated Supervisor or the SDC will establish a “master brokerage allocation” budget. The budget will include a list of all broker- dealers to which the Company plans to give commission business in that calendar year. Additionally it will list targeted commission per broker (in percentage or dollar terms) and the purpose for such allocation.
Purpose categories may include:
(1)	Proprietary research

(2)	Third-party soft dollars arrangements

(3)	Underwritings

(4)	Client direction

(5)	Execution capability.
c)	Annually the Designated Supervisor or the SDC will examine the firm’s business relationships with all broker-dealers over the past year and prepare an inventory in the form of a “Soft Dollar Chart” (the “chart”) of all research services received from all broker-dealers with whom the Company has done business. This chart will serve as a “control” for the items listed in item “b” above.

d)	Annually the Designated Supervisor or the SDC will interview all portfolio managers, traders and analysts regarding their use of the products and services listed on the chart. The interview will solicit the views of these individuals as to which arrangements should be continued, deleted or added. Separate and apart from these interviews the Designated Supervisor or the Committee will evaluate and conclude which particular products and services benefit the firm’s clients. After this review, appropriate adjustments to the chart shall be made.

e)	Annually the Designated Supervisor or the SDC will review all soft dollar products and services and categorize each into the following categories:
(1)	Research

(2)	Non-Research

(3)	Mixed-use
f)	If a product or service is determined to be a mixed-use item, appropriate documentation will be required when making the decision on a reasonable allocation cost between hard and soft dollars. Adequate records will be maintained to support these allocation decisions.

g)	Annually the Designated Supervisor or the SDC will review the Company’s Form ADV to determine if all proper “soft dollar” disclosures and/or conflicts of interest, if applicable, are accurately disclosed. These disclosures need not list products or broker-dealer names however they should list items such as computer hardware, software, etc.

h)	The Designated Supervisor or the SDC will ensure that written brokerage allocation and soft dollar procedures are maintained and distributed to all appropriate levels of the firm.
4.	Reporting Irregularities or Violations. Any employee should report any soft dollar irregularity or suspicion of any soft dollar irregularity to the Designated Supervisor or to the SDC Chairperson. At such time the Designated Supervisor or an appointed SDC member must investigate the report and its seriousness. This process shall be documented and corrective action, if necessary, should be taken. If the irregularity was caused by an intentional act of an employee, a possible code of ethics violation may have occurred and the firm’s disciplinary procedure will go into effect.

5.	Request for Reports. Annually the Company will send a soft dollar questionnaire to each broker-dealer with whom it has, or plans to have, a soft dollar arrangement. This questionnaire will seek to elicit information about the nature of the research services provided and the commission rates charged. Assuming the questionnaires are returned to the Company the Designated Supervisor or the SDC will reconcile them with the chart and other soft dollar reports. Once reconciled the reports shall be reviewed to make sure that soft dollar arrangements are consistent with criteria established under this section. Particular attention should be paid to the average commission rate paid on soft dollar trades.
I.	Error Corrections. Errors created in an advisory account must be corrected so as not to harm any client. The goal of error correction is to make the client “whole,” regardless of the cost to the Company. If the Company reallocates or corrects an error from one client’s account to another, the Company must absorb any loss from the error. Soft dollar arrangements cannot be used to correct errors made by the Company when placing a trade for a client’s account.

J.	Best Execution
Goal: Maintenance of brokerage arrangements and placing orders for clients that are consistent with seeking to maximize the value of clients’ accounts.
Definition of “best execution.”
Best Execution/Conflicts of Interest. The most basic precept of the Investment Advisor’s Act of 1940 is the idea that the advisor has a fiduciary responsibility to his client. This obligation is intended to eliminate conflicts of interest and to prevent an advisor from exploiting or mistreating his client’s trust. Based on this premise, an advisor must avoid offering advice, which is not in the best interest of his client. In addition, other fiduciary responsibilities include best execution of trades, suitability of the client and loyalty to the client.
Duty. The Company must always seek to obtain best execution of transactions for client accounts. To fulfill this duty, the Company must execute securities transactions for clients in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances. “Best execution” is determined on a trade-by-trade basis within the scope of each transaction, and should result in the best qualitative execution, not necessarily the best possible commission cost.
As a fiduciary, the Company has an obligation to obtain “best execution” for clients’ transactions within the scope of each transaction. In evaluating broker-dealers for “best execution” for clients, we may consider the quality of the broker’s services, the value of research provided, commission rate, execution capability and responsiveness when placing transactions for a client. With some of these broker-dealers, we also may utilize soft dollar relationships.
Review. When exercising brokerage discretion, the CIO will periodically review and systematically evaluate the performance of the broker-dealers it selects to handle client transactions. With input from the Portfolio Managers, the CIO will at least semi-annually review whether or not the executions are reasonable based on prices they are seeing at the time from their quote machines.
Monitoring:
The CCO will compare the pricing and execution of our current broker/dealer(s) with that of other competing broker/dealers on a quarterly basis. A record of the prices charged by our current broker/dealer and other comparative broker/dealers for the quarter will be maintained. If the is a significant difference in the price charged or execution obtained by our current broker/dealer and any of the competitors that are compared for the quarter, further investigation will be done to determine the reason for the difference and, based on that investigation, the CCO will determine whether best execution was achieved. The CCO will make a written summary of this analysis and opinion maintain a copy.
Soft Dollar Arrangements
The Company may select particular brokers or dealers to effect portfolio transactions, which provide brokerage and research services to the Company or to the accounts it manages. Research services may include advice concerning the value of securities, and analysis and reports concerning issuers, industries, securities, economic factors and trends. Some of these services are not necessarily of value in advising any particular client or clients. The advisory fees paid to the Company are not reduced because it receives such services. The Company has reviewed portfolio transactions allocated to certain brokers and dealers on the basis of research services furnished by such brokers and dealers for appropriateness and adherence to policy.

Brokers and dealers who provide brokerage and research services to the Company may receive commissions which are in excess of the amount of commissions which other brokers or dealers may have charged for effecting the particular transactions, but only if the Company has determined that such excess amount is reasonable in relation to the value of the brokerage and research services provided to the Company, viewed in terms of the particular transactions or the Company’s overall responsibilities with respect to its clients.

Policy:

Soft Dollars:

It is the current policy of the Company not to enter into soft dollar relationships.

Trade Allocation: The Company shall allocate partially filled trades as described in Part B of this section. The Company may exclude certain clients from the allocation if the trade allocation would be “de minimis” or so small as not to be in the client’s best interest.

Investment Company Status: It is the policy of the company not to be deemed an investment company, by complying with the steps in section C of this Chapter.

Block Trading: The Company may use block trading if the steps in section D of this chapter are followed.

Procedure

Trade Allocation: The CCO or Investment Committee Member will review and approve in writing any allocation of securities among clients.

Investment Company Status:
1.	Each client account will be managed on the basis of that client’s individual financial situation, investment objectives, and instructions. A written record of these will be maintained for each client;

2.	A representative of the Company or the portfolio manager (if applicable) shall be reasonably available to consult with clients;

3.	Each client shall have the ability to impose reasonable restrictions on the management of their account;

4.	Each client shall be provided with a quarterly statement containing a description of all activity in the client’s account;

5.	Each client shall retain the indicia of ownership of all securities and funds in the account;

6.	If the Company designates a third-party to perform certain obligations under the rule, the Company shall obtain, from that third-party, a written agreement to perform those obligations;

7.	The Company shall maintain and preserve the policies, procedures, agreements and other documents relating to its investment advisory operations; and,

XV.	Insider Trading

Advisers Act Section 204-A
A.	Supervisory Responsibility. The Chief Compliance Officer (“CCO”) shall be responsible for implementing, monitoring and enforcing the Company’s policies and procedures against insider trading.

B.	Section 204A of the Adviser Act. Section 204A requires all investment advisers to establish, maintain and enforce written procedures designed to prevent the misuse of material, non-public information in violation of the Securities and Exchange Act of 1934. This conduct is frequently referred to as “insider trading.”

C.	Definitions
1.	Insider. The term “insider” is broadly defined. It includes officers, directors and employees of the Company. In addition, a person can be a “temporary insider” if they enter into a special confidential relationship in the conduct of a company’s affairs and, as a result, are given access to information solely for the company’s purposes. A temporary insider can include, among others, the company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Company may become a temporary insider of a client it advises or for which it performs other services. If a client expects the Company to keep the disclosed non-public information confidential and the relationship implies such a duty, then the Company will be considered an insider.

2.	Insider Trading. The term “insider trading” is not defined in federal securities laws, but generally is used to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an “insider”) or to the communication of material, non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:
a)	Trading by an insider on the basis of material non-public information;

b)	Trading by a non-insider (also called a “temporary insider”) on the basis of material non- public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; and,

c)	Communicating material non-public information to others.
3.	Material Information. The term “material information” is generally defined as information that a reasonable investor would most likely consider important in making their investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities, regardless of whether the information is related directly to their business. Material information includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; major litigation; liquidation problems; and, extraordinary management developments.

4.	Non-Public Information. Information is non-public until it has been effectively communicated to the marketplace. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.
D.	The Company’s Policy on Insider Trading. All officers, directors, employees and IARs are prohibited from trading either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of Section 204A. All persons are instructed to direct any questions regarding the Company’s policy on insider trading to the Designated Supervisor.

E.	Inter-Departmental Communications
1.	Review. The Designated Supervisor shall review all inter-departmental communications involving material, non-public information and shall evidence such review by initialing or signing the communication.

2.	Sharing of Information. Inside Information is to be communicated only to such employees of the Company who have a “need to know” such information in the performance of their job responsibilities. When necessary to communicate material, non-public information to an employee, the Designated Supervisor must document the:
a)	Name of the employee with whom the information was shared;

b)	Employee’s position and department;

c)	Date of the communication;

d)	Nature of the communication;

e)	Identity of the security affected; and,

f)	Name of the person requesting that the information be communicated.
F.	Detection of Insider Trading. In order to detect insider trading, the CCO or their designee shall,

on a quarterly basis:
1.	Review the trading activity reports filed by each officer, director, employee and IAR, all supervised and access persons;

2.	Submit his or her trading records and other relevant information to another senior manager for review;

3.	Review the trading activity of accounts managed by the Company;

4.	Review trading activity involving the Company’s own account; and

5.	Coordinate the review of such reports with other appropriate officers, directors, employees and IARs of the Company.
G.	Reports to Management

Immediate Reports. Immediately upon learning of a potential insider trading violation, the CCO shall prepare a written report to the management of the Company providing full details and recommendations for further action.
Policy:

It is the Company’s policy to forbid any action by its employees considered to be insider trading as described above.

Procedure:

Each employee shall complete an initial Holdings Report upon becoming a supervised person and annually thereafter, as described in the Company’s Code of Ethics. Each employee shall complete a Transaction Report each calendar quarter as described and required in the Company’s Code of Ethics. The CCO shall review the transactions for any instance of a prohibited transaction. On no less than an annual basis each employee of the Company shall complete an attestation as to their activities regarding insider trading. The CCO shall review each of the employees’ responses and investigate any that appear to be a breach of the Company’s policy.

Nothing in these procedures shall be construed to impose any requirement in excess of that imposed by §204A-1 of the Advisers Act.

XVII.	ERISA Considerations

Employee Retirement Income Security Act of 1974
A.	Responsibility. The Chief Compliance Officer or their designee is responsible for ensuring that the Company complies with all laws, rules and regulations governing its activities under ERISA. The information and procedures contained in this section represent general guidelines to be followed by the Designated Supervisor, and are not designed to be all inclusive of ERISA requirements or restrictions.
1.	State Registered Advisers. On November 10, 1997 an amendment to Title 1 of ERISA allows state-registered advisers to be investment managers to ERISA plans if:
a)	The adviser is registered in the state in which it maintains its principal place of business; and

b)	The registration form filed with the state is also filed with the Department of Labor or a registration depository within a one-year period beginning 11/10/97.
B.	Definition of ERISA Plan. Subject to certain exceptions, an ERISA plan will generally include any qualified retirement plan other than an IRA.

C.	Fiduciary Obligations under ERISA
1.	Definition of Fiduciary. Under ERISA, a fiduciary is any person who exercises discretionary authority or control involving management or disposition of plan assets; renders investment advice for a fee; or, has any discretionary authority or responsibility for the administration of the plan.

2.	Fiduciary Obligations. A fiduciary under ERISA must:
a)	Act solely in the interest of the participants and their beneficiaries;

b)	Defray the expenses of administration of the plan;

c)	Act with the care, skill, prudence and diligence that a prudent man would use in the same situation;

d)	Diversify plan investments to reduce the risk of large losses unless it is clearly prudent not to do so; and,

e)	Act according to the terms of the plan documents, to the extent the documents are consistent with ERISA.

D.	Prudent Man Standard. ERISA 404(a). Where the Company acts as an adviser to an ERISA plan, it must adhere to the “Prudent Man Standard” which generally requires that an adviser act solely in the interest of the plan using the skill, care, prudence and diligence of a prudent man. The Prudent Man Standard considers the total performance of the entire portfolio rather than the actual performance of any particular investment.

E.	Appropriate Consideration. The Prudent Man Standard is deemed satisfied if the Company has given appropriate consideration to the facts and circumstances that it knows, or should know are relevant, including the role the investment plays in the plan’s investment portfolio. This is often referred to as the “prudent expert” rule.

F.	Investment Policy Statement
1.	ERISA plans shall be formulated to include an Investment Policy Statement which:
a)	Defines the purpose of the plan;

b)	Describes suitability; and,

c)	Establishes risk parameters, return requirements, and portfolio diversification standards.
2.	The Designated Supervisor should be familiar with the Investment Policy Statement of any ERISA plan for which the Company acts as an adviser.
G.	Directed Brokerage (Soft Dollar Services)
1.	Definition. ERISA plan sponsors may direct the Company to execute its securities transactions for the plan through certain broker-dealers in return for research, performance evaluation, administrative services, master trustee services, discounted commissions or cash rebates. This area is also referred to as “soft dollar” arrangements.

2.	Requirements. ERISA requires the Company and the plan sponsors to act prudently and for a purpose that exclusively benefits the plan’s beneficiaries. In addition, to rely on the safe harbor of Section 28(e) of the 1934 Act, the Company must make a good faith determination that the amount of commission is reasonable, given the value of services provided by the broker.

H.	Use of Affiliated Brokers
1.	Restrictions. ERISA prohibits certain transactions between ERISA plans and entities that have specified types of relationships with the plan. Entities in this category are referred to as, “Parties in Interest.” For example, if the Company has investment discretion over plan assets, it cannot use the brokerage services of an advisory affiliate unless it qualifies for an exemption from the prohibition.

2.	ERISA Exemptions. The following conditions must be met in order to qualify for an exemption against the prohibition against using an affiliated broker:
a)	The transaction must not be excessive under the circumstances, either in amount or in frequency;

b)	The transaction must be executed pursuant to a written authorization executed by a plan fiduciary who is independent of the adviser or broker;

c)	The written authorization must be terminable at will by the plan without penalty; and,

d)	The affiliated broker must make annual disclosures to the authorizing fiduciary concerning, among other things, the total of all charges incurred by the plan that relate to securities transactions.
I.	Use of an Affiliated Mutual Fund. ERISA rules prohibit the Company from receiving a dual fee. As a result, the Company can only invest in shares of an affiliated mutual fund under certain conditions as outlined in ERISA Prohibited Transaction Exemption 77-4.

J.	Performance Fees. Performance fees are covered in Sections VI and VIII of this manual.

K.	Proxy Voting. DOL Interpretive Bulletin 94-2 provides a summary of proxy voting duties for ERISA plan assets. The Designated Supervisor should review this Bulletin prior to the Company exercising proxy-voting rights in regard to any ERISA plan assets under management.

L.	Responding to Tender Offers. ERISA does not require the Company to automatically tender shares to capture a premium over market value. Rather, the Company must weigh the offer against the underlying intrinsic value of the subject entity and the likelihood that a higher value will be realized by current management.

M.	ERISA Bonding Requirements
1.	Fidelity Bond. ERISA Section 412 requires advisers with discretion over plan assets to ensure that a fiduciary bond is in place to protect the plan against loss from acts of fraud or dishonesty. If the Company renders investment advice to an ERISA plan, but does not have discretionary authority, it is not required to be bonded solely because it provides investment advice. A fidelity bond is only required where the Company handles funds or other plan property.

2.	Amount and Terms. Generally, the bond must be for not less than 10 percent of the funds handled, subject to a minimum of $1,000 and a maximum of $500,000. The fidelity bond cannot have a deductible, and each ERISA plan must be named as an insured party under the bond. Alternatively, if permitted by the ERISA plan employer, the Company should seek to obtain the necessary coverage under the employer’s bond.
N.	Dual Fees. ERISA rules prohibit an adviser to an ERISA plan from imposing a dual fee. Generally this would prohibit the Company from receiving commissions or mutual fund “trails” from ERISA plan assets where the Company is also receiving an advisory fee. ERISA Prohibited Transaction Exemption 77-4 permits a pension fund adviser to invest ERISA plan assets in an investment company it sponsors only under specific conditions described therein.

O.	Self Dealing. ERISA plan fiduciaries are prohibited under Section 406(b) of ERISA from participating in any self-dealing transactions. Under this rule, the Company may not, while acting as a fiduciary:
1.	Handle any transaction involving plan assets for its own account;

2.	Represent any party in any transaction involving plan assets where the party’s interests are adverse to the interests of the plan or its beneficiaries; or,

3.	Receive any personal compensation from any party in connection with a transaction involving plan assets.
P.	Prohibited Transactions
1.	Prohibitions. ERISA Section 406(a) discusses certain prohibited transactions between fiduciaries and ERISA plans. Generally, fiduciaries are prohibited from:
a)	Engaging in any sale or exchange of assets between a party in interest and the plan;

b)	Involvement in any loan or extension of credit between a party in interest and the plan;

c)	Furnishing goods, services, or facilities between a party in interest and the plan; or,

d)	Transferring of any plan assets to a party in interest.
2.	Exemptions. ERISA rules recognize certain prohibited transaction exemptions (“PTEs”). Among the most important of the exemptions are:
a)	The Broker-Dealer Exemption. Broker-dealers registered under the 1934 Act, that give investment advice solely incidental to their brokerage business and receive no special compensation for their advice, are exempt from the definition of an investment adviser. This exemption applies only to ERISA Section 406(b) transactions (“self dealing”).

b)	The Commissioned Sales Exemption. This exemption permits certain commissioned sales people (insurance agents, brokers, and pension consultants) from receiving commissions on security sales to ERISA plans, provided the specific conditions described in PTE 84-14 are followed;

c)	The Independent Qualified Professional Asset Management Exemption. This exemption permits certain transactions between parties in interest and an investment fund, provided the conditions described in PTE 84-14 are followed; and,

d)	The Securities Transactions and Commission Recapture Exemption. This exemption only applies to ERISA Section 406(b) transactions (“self dealing”) and permits fiduciaries to make securities transactions, collect commissions and make agency cross trades, provided that the provisions of PTE 86-128 are followed.
Policy:
It is the policy of the Company to follow ERISA rules as they apply the management of investment assets.
Procedures:
The Chief Compliance Officer shall maintain a system where ERISA clients can be determined and from time to time review the procedures of the Company to assure ERISA rules are being followed. If a violation of a rule is discovered the President shall be notified and the violation corrected.

XVIII.	SAFE GUARDS — Disaster Recovery and Contingency Plan
Policy:
Disaster Recovery and Contingency Plan. The Investment Advisers Act of 1940, as amended (the “Advisers Act”), imposes a fiduciary duty upon registered investment advisors to acting the best interest of their clients. As part of that fiduciary duty, Compak Asset Management has procedures to provide continuous, uninterrupted services to our clients.
Procedures:
Compak Asset Management’s Disaster Recovery and Contingency Plan will address our response in the event of any loss of out:
•	Physical Facilities;

•	Operational Capabilities;

•	Key Personnel
A copy of Compak Asset Management’s Disaster Recovery and Contingency Plan is held by the COO. Copies of contact information (Appendix) are provided to all Compak Asset Management employees.

XIX.	PORTFOLIO MANAGEMENT
Policy:
It is the policy of the company to follow its procedures that are designed to assure that portfolio management processes, including allocation of investment opportunities among clients and consistency of portfolios with clients’ investment objectives, disclosures by the adviser, and applicable regulatory restrictions are followed.
Guidelines:
The following are Guidelines to assist employees in implementing the firm’s policies. Departures from these guidelines may be made if in the best interest of the client and with consent of the Investment Committee.
1.	Moeez Ansari, and/or an Advisor of the firm will discuss with the client their investment goals and risk tolerance. Normally a written record will be created of the client’s responses to inquiries regarding their personal goals, risk tolerance and investment constraints.

2.	The client/account may be assigned within one of the broad categories used by the firm for portfolio management, such as the following:*

(i)	Conservative Qualified

(ii)	Moderate Qualified

(iii)	Aggressive Qualified

(iv)	Very Aggressive Qualified

(v)	Conservative Non-Qualified

(vi)	Moderate Non-Qualified

(vii)	Aggressive Non-Qualified

(viii)	Very Aggressive Non-Qualified

(ix)	Very Conservative
3.	For Value Accounts (those with less than $150,000 under management) the following 3. categories may be used:*
(i)	Very Aggressive Qualified

(ii)	Aggressive Qualified

(iii)	Moderate Qualified

(iv)	Very Aggressive Non-Qualified

(v)	Aggressive Non-Qualified

(vi)	Moderate Non-Qualified

(vii)	Conservative Qualified

(viii)	Conservative Non-Qualified

*	The portfolios used at any specific time may change. Contact the firm’s Chief Operations Officer (“COO”) or other member of the Investment Committee for the models in use at any given time.
4.	Exceptions to 2&3: The models are primarily guidelines. Based on client’s risk profile and their explicit request a client’s account may hold individual stocks, bonds and other securities. Based on the specific objectives of the clients, an account may not be assigned to a particular model at all. The models are subject to changes, revisions and additions.

5.	The Advisors (IARs) will contact the clients periodically to review their financial circumstances to determine the suitability of assets in a client’s portfolio. The Advisors will normally make specific detailed written record of the discussion and review with the client.

6.	The Advisors (IARs), under the guidance of the member/(s) of the investment committee may implement portfolio allocations (buying and selling) in the client portfolios. The Investment Committee’s recommendations of changes in the allocations of the model portfolio (mutual funds) may be implemented through block mutual fund trades that may cover a number of accounts with similar model assignments.

7.	Compak Asset Management normally uses mutual funds to undertake specific portfolio allocations but if the investment committee deems it appropriate or if requested by a client, the firm may also invest client’s assets in equity and/or debt securities and/or in government securities and/or corporate debt or any other security that the firm is legally allowed to deal in.

8.	If the management or the CCO deems necessary they may ask the Operations staff to undertake suitability review for a small sample of clients. The Ops staff will use form “Suitability Analysis”.

9.	Investment Committee: Moeez Ansari (President) and Feroz Ansari (COO) will be members of the Investment Committee. The committee will meet periodically to review the broad suitability of assets in models. The committee will also be responsible for selecting the assets used in model portfolios such as mutual funds etc.

10.	Because all of the firm’s model portfolios and block trades are in mutual funds the firm has determined that the allocation of investment opportunities is not a risk to individual clients. If general securities or bonds are allocated to groups of portfolios or a block trade is executed and all positions cannot be filled, the investment opportunities will be allocated among participating clients on a pro-rata basis. De minimis trades will be excluded when a prorated allocation would not be in the client’s best interest.
Monitoring:
On a periodic basis no less than annually, the Chief Compliance Officer (“CCO”) shall request that the firm’s staff perform reviews of the firm’s client portfolios to assure that client portfolios are suitable and are designed to meet the investment objectives of the client.

XX. APPENDIX
APPEND IX
Table of Contents
A. Form ADV Part I
B. Form ADV Part II and Schedule F
C. Current Investment Advisory Agreements
D. Personal Securities Transaction Memo
E. Employee ADV Questionnaire
F. Annual Compliance checklist
G. Compak Asset Management — Telephone Tree
H. Fidelity Investments — Contact Information

EXHIBIT A
INSERT A CURRENT COPY OF THE COMPANY’S FORM ADV PART 1

EXHIBIT B
INSERT A COPY OF THE FIRM’S ADV PART II AND SCHEDULE F

EXHIBIT C

EXHIBIT D
Personal Securities Transactions
In compliance with Rule 204 of the Investment Advisors Act of 1940 you, as an employee of Compak Asset Management, Inc. are required to report to the company’s compliance officer information about your personal securities transactions that occurred between XX/XX/XXXX — XX/XX/XXXX . You may exclude transactions in US Government securities, open-end mutual funds and variable annuities.
The following table is provided to assist you in organizing your data. All of the requested data is required. If you did not make nor have an interest in any transactions, state so on this form, sign and return.
All forms must be returned to the compliance officer no later than XXX 10th no exceptions.

Amount
		Security	or
	Buy /	Name /	# of
Date	Sell	Symbol	shares	Price	Broker/Dealer

Attach an additional page if required to list all transactions or attach an Axys report containing the required information.
The above listed transactions are all of my securities transactions or those that I had a personal interest in the First Quarter of 2005 (January 31, 2004 —March 30, 2005)

Employee Signature	Reviewed By

Date:	Date:

EXHIBIT E
EMPLOYEE ADV Questionnaire
Disclosure Information
To be completed by: (1) all current employees (other than employees performing solely clerical, administrative, support or similar functions); (2) all officers, partners, elected managers or directors (or any person performing similar functions); and (3) all persons directly or indirectly controlling or controlled by the Advisor.
For each “yes” answer to the following questions, attach an explanation. Answer these questions using the definitions of italicized words provided at the end of this questionnaire.

	YES	NO
A. In the past ten years, have you:
(1) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?
(2) been charged with a felony?
B. In the past ten years have you?
(1) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic foreign or military court to a misdemeanor involving: investments or an investment related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

(2) been charged with a misdemeanor listed in Item B(1)?
C. Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:
(1) found you to have made a false statement or omission?
(2) found you to have been involved in a violation of SEC or CFTC regulations or statutes?
(3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
(4) entered an order against you in connection with investment-related activity?
(5) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?
D. Has any other federal regulatory agency, any state regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
(1) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?
(2) ever found you to have been involved in a violation or investment related regulations or statutes?

	YES	NO
(3) ever found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
(4) in the past ten years, entered an order against you in connection with an investment-related activity?
(5) ever denied, suspended, or revoked your registration or license, or otherwise prevented you , by order, from associating with an investment-related business or restricted your activity?
E. Has any self-regulatory organization or commodities exchange ever:
(1) found you to have made a false statement or omission?
(2) found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC?)
(3) found you or any advisory affiliate to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?
(4) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?
F. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?
G. Are you the subject of any regulatory proceeding that could result in a “yes” answer to any part of Item C, D, or E?
H. Has any domestic or foreign court:
(1) in the past ten years, enjoined you in connection with any investment-related activity?
(2) ever found that you were involved in a violation of investment-related statues or regulations?
(3) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulator authority?
I. Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H?

This form completed by:		Date:

Signature
This form reviewed by:		Date:

Signature

Glossary of Terms
Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).
Employee: This term includes an independent contractor who performs advisory functions on behalf of the advisor.
Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.
Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.
Found: This term includes adverse final actions, including consent decrees in which the respondent has neither admitted not denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.
Investment-related: Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer. Municipal securities dealer, government securities broker or dealer, issuer, Investment Company, futures sponsor, bank, or savings association).
Involved: Engaging in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.
Minor Rule Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)
Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable be a sentence of less that one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.
Order: A written directive issue pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.
Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This does not include other civil litigation, investigations, or arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).
Self-Regulatory Organization or SRO: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), National Association of Securities Dealers, Inc. (“NASD”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

EXHIBIT F
Annual Compliance Checklist

Independence Section	YES	NO
1.0 Have you read, understand and have access to a copy of the company’s Compliance Policies and Procedures Manual?
2.0 Have you conducted business in any state that the Company and you are not properly register, licensed and qualified?
2.0 Have you at any time in the past year or do you now:
H. SECTION V OF THE MANUAL
a. Given advice that was not in the best interest of the client?
b. Made written or oral disclosure to a client that was or is misleading?
c. Have you disclosed relationships that may me a conflict of interest between you and the client to the company’s Compliance Officer?
d. Have you treated all client information with strict confidentiality?
e. Have you engaged in any fraudulent or deceitful conduct with clients or potential clients?
3.0 As a company officer or IAR have you at anytime in the past year or do you now:
a. Believe that all investment advice you have given to a client is reasonable and independent?
b. Believe that all investment advice you have given to a client is suitable to meeting the client’s individual objectives, needs and circumstances?
c. Believe you have been loyal to all clients?
4.0 As a company officer or IAR have you at anytime in the past year or do you now where the company acts as a fiduciary under ERISA:
a. Act solely in the interests of the participants and their beneficiaries?
b. Act with the care, skill, prudence, and diligence that a prudent man would use in the same situation?
c. Diversify plan investments to reduce the risks of large losses unless it is clearly prudent not to do so?
d. Act according to the terms of the plan documents, to the extent the documents are consistent with ERISA
Custody Section
Section VI of the Manual	YES	NO
5.0 Have you at any time in the past year:
a. Entered any agreement that could subject the funds of a client to the claims of a creditor?
6.0 Have you at any time in the past year or do you now:

Independence Section	YES	NO
a. Have access to any client’s checkbook or hold the power to transfer assets to a third party?
b. Hold the General Power of Attorney of any client?
c. Act as a Personal Representative of an estate of a client or the estate is a client?
d. Act as a General Partner of a client?
7.0 Have you at any time in the past year or do you now:
a. Retain possession of client checkbooks, PIN numbers and computer Passwords?
8.0 Have you at any time in the past year or do you now:
a. Have custody or possession of or direct or indirect access to a client’s property?
b. Have the power to control the disposition of client’s property to third parties for the benefit of the company or affiliates?
c. Named as a Trustee of a client’s trust or a trust that is a client?
d. Hold a Power of Attorney of a client?
e. Hold signatory power on a checking account of a client?
f. Provide bill paying or check writing service to clients?
g. Named as a court appointed guardian to a client?
Disciplinary Information
9.0 Have you at any time in the past or are you now:
a. Been permanently or temporarily enjoined from engaging in investment-related activities?
b. Been convicted of or has pleaded guilty or nolo contendere to a felony or misdemeanor involving: an investment related statute; fraud; making false statements; wrongful taking of property; bribery; forgery; counterfeiting; or, extortion?

c. Caused an investment related business to lose its authorization to conduct business or was found to have violated a statute and was subject to an action denying, suspending, or revoking its ability to do business?

d. Received a fine in excess of $2,500 in a self-regulatory proceeding?
Advertising
Have you at any time in the past year distributed advertising materials to the public that have not been approved by the company?
Electronic Communications SectionSection IX of the Manual
10.0 Have you at any time in the past year or do you now:
a. Send e-mail to clients or prospective clients in states the company is not registered in?
b. Send e-mails where your affiliation with the company is not given?
c. Use Internet communications to attempt to effect any transaction in securities, or to render personalized investment advice for compensation in any state in which the Company is not properly registered.

Independence Section	YES	NO
Prohibited Acts
11.0 Have you at any time in the past year or do you now:
a. Employed any device, scheme or artifice to defraud?
b. Made any untrue statement of a material fact to a client or prospective client?
c. Omitted to state a material fact to a client or prospective client?
d. Engaged in any fraudulent or deceitful act, practice or course of business?
e. Engaged in any manipulative practice?
f. Accepted any gift or thing value (>$100) from any business associate?
g. Disclosed all of your conflicts of interest to the Compliance Officer?
h. directly or indirectly acquired any beneficial interest in securities of an Initial Public Offering (IPO) or Private Placement, in which the Adviser is allocated shares in, without prior written approval from the Designated Supervisory Principal?

i. acted as a principal for your own account, or acted as broker for another person?
j. knowingly sold or bought any security from an advisory client without first disclosing in writing your capacity in the transaction and obtaining the client’s written consent to the transaction?
14.0 Have you at any time in the past year:
a. traded by a security on the basis of material non-public information?
b. Communicating material non-public information to others?
16.0 Have you at any time in the past year:
a. received a written complaint from a client?
17.0 Have you at any time in the past year:
a. sent or received any company correspondence through your home address or home computer?
I attest that I have answered the foregoing questions truthfully.

Signature	Date:

Date
I have reviewed the forgoing questionnaire and found no response to indicate actions or behavior that is in conflict with company policy, procedure, rule or regulation to the best of my knowledge.

Signature	Date:
EMPLOYEE ACKNOWLEDGEMENT OF RECEIPT OF INVESTMENT
ADVISOR COMPLIANCE AND SUPERVISORY PROCEDURES MANUAL

By my signature below I acknowledge that I have received the Investment Advisor Compliance and Supervisory Procedures Manual distributed by Compak Asset Management. Upon receipt, I have reviewed the policies and procedures. As a result, I confirm that I understand the importance of these policies and procedures, and of my role in assisting Compak Asset Management, to carry them in connection with my daily duties and responsibilities.

Printed Name of Employee

Signature of Employee	Date: